CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF GULFMARK OFFSHORE, INC.

I.           Purpose

The Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of GulfMark Offshore, Inc. (the “Company”) is appointed by, and generally acts on behalf of, the Board.  The Committee’s purposes shall be:

A.	To establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans for officers and other Company employees;

B.	To establish compensation arrangements and incentive goals for officers and to administer compensation plans;

C.	To periodically review the overall plan design for each of the Company’s major benefit programs;

D.	To review the performance of the officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

E.	To review and monitor management development and succession plans and activities; and

F.	To prepare the compensation committee report for inclusion in the Company’s annual proxy statement in accordance with Securities and Exchange Commission regulations.

G.	To recommend compensation of non-employee directors.

II.           Membership

A.
The Committee shall be composed of at least three directors, each of whom must be independent.  A director shall qualify as independent if the Board has affirmatively determined, consistent with the independence criteria set forth in the Company’s Corporate Governance Guidelines, that the director is independent.  In addition, for purposes of meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor Code section, the Committee, or a sub-committee (which shall consist of at least two directors) approving the performance goals to which certain of the executive compensation is tied in making performance-based awards shall consist solely of “outside” directors, as defined in Treasury Regulation 1.162-27(e)(3) promulgated under the Code.

B.
The members of the Committee shall be nominated by the Corporate Governance/Nominating Committee and appointed by a majority of the whole Board for one-year terms or until their successors are duly appointed, subject to their earlier resignation, retirement or removal. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.  The Corporate Governance/Nominating Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson.

III.           Meetings and Procedures

A.
The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than two times per year.  Members of the Committee may participate in a meeting of the Committee by means of a telephone conference or similar means by which all persons participating in the meeting can hear one another, and such participation in a meeting will constitute presence in person at the meeting.  A majority of the members of the Committee shall constitute a quorum.

B.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

C.
The Committee may delegate authority to one or more members of the Committee when appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation or listing standard to be exercised by the Committee as a whole.

D.
The Committee may request that any directors, officers or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

E.	The Committee shall fix its own rules of procedure, which shall be consistent with the By-laws of the Company and this Charter.

F.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

G	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

IV.           Resources

The Committee shall have:

A.
Sole authority, and necessary funding, to retain, set compensation and retention terms for, and terminate any compensation and other consultants, legal counsel or other advisors that the Committee determines to employ to assist it in the performance of its duties.

B.	Access to internal advisors and all other resources within the Company to assist it in carrying out its duties and responsibilities.

V.           Duties and Responsibilities

The Committee shall have the following duties and responsibilities:

A.           Compensation Philosophy and Plans

1.	Periodically review, consider, and approve the philosophy for compensation of the Company’s officers and other employees.

2.	Establish short and long term compensation plans (including without limitation, incentive compensation and equity-based plans) for officers and other employees.

3.
Periodically review the adequacy of such plans for the officers and other employees, comparing such plans to those of the Company’s peer groups, ensuring appropriate levels of incentive to management and aligning management’s goals with the interests of stockholders, and report the results of, and recommendations resulting from, such review to the Board.

4.	Administer the Company’s short and long term compensation plans.

5.
Monitor the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, and determine the extent to which the Company should comply with its provisions and any steps that the Committee must take in order to comply with such provisions.

B.           Specific Compensation Amounts and Incentives

1.
Based upon discussions with the Chief Executive Officer (“CEO”) in advance of the commencement of the fiscal year or as soon after the commencement of the fiscal year as reasonably possible, establish the financial and any other goals to be met to earn short-term and long-term incentive awards for officers of the Company.

2.	Establish initial base salaries for new executive officers.

3.
Review and evaluate, at least annually and taking into account the views of the other members of the Board, the performance and leadership of the CEO and determine the amounts of short-term and any long-term incentive awards and any adjustments to the annual base salary amounts based upon such performance and consistent with the achievement of the established goals.  In determining the long-term incentive component of CEO compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, and the awards given to the CEO in past years.

4.
With the participation of the CEO, evaluate the performance of the other officers and determine the amounts of short-term and any long-term incentive awards and any adjustments to the annual base salary amounts based upon such performance and consistent with the achievement of the established goals.

C.           Management Development and Succession

1.	Review and monitor management development plans and activities.

2.	Review periodically the process for identifying executive officers of the Company.

3.
Review periodically with the CEO the CEO’s proposed succession plan for each executive officer and the CEO’s evaluation of each executive officer.  Develop a succession plan for presentation to the Board.

4.	Review with the Board the Company’s succession plan for the CEO and other executive officers, including plans for emergency succession in case of the unexpected disability of the CEO.

D.           Other Responsibilities

1.	Annually review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for its approval.

2.
Annually review and assess the performance of the Committee and deliver a report to the Board setting forth the results of its evaluation.  In conducting its evaluation, the Committee shall address matters that it considers relevant to its performance, including, at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

3.
Review and discuss with management the annual Compensation Discussion and Analysis required by Securities and Exchange Commission regulations and, based on the review and discussions, recommend to the Board whether the Compensation Discussion and Analysis should be included in the Company’s annual proxy statement.

4.	Prepare the compensation committee report for inclusion in the Company’s annual proxy statement in accordance with Securities and Exchange Commission regulations.

5.
Review periodically the compensation of non-employee directors and the principles upon which such compensation is determined, and (i) with respect to compensation for non-employee directors pursuant to compensation plans under which authority is vested in the Committee to grant awards to non-employee directors, to determine the terms and conditions of such awards and (ii) with respect to other compensation for non-employee directors, to recommend to the Board, for its approval, the components and amounts of such compensation.  In this regard, Company management should report periodically as to how the Company’s non-employee director compensation practices compare with those of other similarly situated public corporations.

6.
Perform any other activities consistent with this Charter, the Company’s Certificate of Incorporation, the Company’s By-laws, and governing law as the Committee or the Board deems necessary or appropriate.

VI.           General

Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under applicable Delaware law, which shall continue to set the legal standard for the conduct of the members of the Committee.

Adopted:  June 26, 2007